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                                                                 EXHIBIT 23.1(e)




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 28, 1996, with respect to the financial statements of Badalex Limited (formerly the operations of STT Badalex Limited) included in the Registration Statement and related Prospectus of Chicago Miniature Lamp, Inc. for the registration of 4,255,000 shares of its common stock.


                                                    Ernst & Young



Reading, United Kingdom
October 2, 1996